EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-18251, File No. 333-64383 and File No. 333-101781) of our report dated February 11, 2002 relating to the financial statements and financial statement schedule of Larscom Incorporated, which appears in Larscom Incorporated’s Annual Report on Form 10-K for the year ended December 31,2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

February 11, 2002